LINDSAY HELD

September 21, 2009

Board of Directors of
Premier Wealth Management, Inc.

Re: Resignation and Return of Shares

Gentlemen:

This letter hereby confirms your acceptance of my resignation from the Board of Directors (the "Board") of Premier Wealth Management, Inc. (the "Company") effective as of September 21, 2009. The reasons for my early resignation relate to my pursuit of other business interests and do not relate to any dispute with management or auditors.

I also hereby acknowledge that the conditions for issuance of any shares I may have received, and specifically, and without limitation, 1,000,000 shares of the Company represented by share certificate No. PW 1177, and any and all other shares or securities that have been issued or were to be issued to me, whether approved by the Board or otherwise (collectively, the "Securities"), have not been satisfied, and that such Securities are therefore deemed voided and unissued. I hereby tender any certificates in my possession relating to the Securities and forever waive any rights to future issuances of Securities or distributions thereon, accrued or otherwise.

By executing below, the undersigned parties hereby release one another and waive any and all rights, liabilities, remedies or claims that either party may have against one another.

Please note that I have reviewed the draft Current Report on Form 8-K relating to my resignation and agree with the statements made therein.

Very truly yours,

____
Lindsay Held

-Accepted and Agreed-
Premier Wealth Management, Inc.

By: ______________________
Name: Nigel Gregg, CEO